Exhibit 2.01

Government-Level Disclosure1

Reporting Entity Name: Ferroglobe PLC

For the Period: 1 January 2025 to 31 December 2025

Reporting Currency: U.S. Dollar

Other Subsidiaries Included: Quebec Silicon Limited Partnership, Ferroglobe RAMSA Mining, S.A, Ferroglobe Cuarzos Industriales Mining, S.A.U., Thaba Chueu Mining (Pty.), Ltd., Ferroglobe South Africa (Pty.), Ltd., Ferroglobe U.S.A Metallurgical Inc. and Ferroglobe U.S.A Mining, LLC

Figures in USD [2]
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	CSR Payments	Total
	Deputación da Coruña	Ministerio de Hacienda Pública (Ministry of Public Finance)	20,710	—	927	—	—	—	—	—	21,637
Spain (ES)	Concello de Vicedo	Ministerio de Hacienda Pública (Ministry of Public Finance)	31,652	—	861	—	—	—	—	—	32,513
	Total for Spain		52,362	—	1,788	—	—	—	—	—	54,150
South Africa (ZA)	Government of South Africa	South Africa Receiver of Revenue Black Economic Empowerment Trust	67,121	203,378	—	—	—	—	—	12,086	282,585
	Total for South Africa		67,121	203,378	—	—	—	—	—	12,086	282,585
	Grand Total		119,483	203,378	1,788	—	—	—	—	12,086	336,735

Notes:

[1]

Although the payments or series of related payments disclosed with respect to Spain did not equal or exceed $100,000, which is the de minimis threshold set out in Item 2.01(d)(8) of Form SD, in the reporting period, we have included them for the sake of completeness. In addition to the countries set out in the table above, we have mining operations in the United States and Canada. However, we did not identify any payments made to Governments with respect to such mining operations in the reporting period.

[2]

When payments were made in Euro, they were converted into U.S. Dollar using the exchange rate applicable as of the end of the reporting period. The exchange rate as of 31 December 2025 was EUR 0.85: USD 1.00.

When payments were made in South African Rand, they were converted into U.S. Dollar using the exchange rate applicable as of the end of the reporting period. The exchange rate as of 31 December 2025 was ZAR 16.55: USD 1.00.

Project-Level Disclosure3

Reporting Entity Name: Ferroglobe PLC

Subsidiary / Project Disclosed: Ferroglobe RAMSA Mining, S.A, Ferroglobe Cuarzos Industriales Mining, S.A.U. / Serrabal, Esmeralda, Sonia

Relationship to Reporting Entity: Indirect wholly-owned subsidiaries of Ferroglobe PLC

Business Segments: Europe – Silicon Metals and Europe – Silicon Alloys

Country and Major Subnational Political Jurisdiction: Kingdom of Spain, A Coruña (ES-C)

For the Period: 1 January 2025 to 31 December 2025

Reporting Currency: U.S. Dollar

Resource and Method of Extraction: Quartz; open-pit

Figures in USD
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	CSR Payments	Total
Spain	Deputación da Coruña	Ministerio de Hacienda Pública (Ministry of Public Finance)	20,710	—	927	—	—	—	—	—	21,637
	Total		20,710	—	927	—	—	—	—	—	21,637

Reporting Entity Name: Ferroglobe PLC

Subsidiary / Project(s) Disclosed: Ferroglobe Cuarzos Industriales Mining, S.A.U. / Coto Minero Conchitina

Relationship to Reporting Entity: Indirect wholly-owned subsidiary of Ferroglobe PLC

Business Segments: Europe – Silicon Metals and Europe – Silicon Alloys

Country and Major Subnational Political Jurisdiction: Kingdom of Spain, Lugo (ES-LU)

For the Period: 1 January 2025 to 31 December 2025

Reporting Currency: U.S. Dollar

Resource and Method of Extraction: Quartz; open-pit

Figures in USD
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	CSR Payments	Total
Spain	Concello de Vicedo	Ministerio de Hacienda Pública (Ministry of Public Finance)	31,652	—	861	—	—	—	—	—	32,513
	Total		31,652	—	861	—	—	—	—	—	32,513

Reporting Entity Name: Ferroglobe PLC

Subsidiary / Project Disclosed: Thaba Chueu Mining (Pty.), Ltd. (TCM) / Thaba Chueu Mining

Relationship to Reporting Entity: Indirect subsidiary of Ferroglobe PLC (74%)

Business Segments: South Africa – Silicon Metal and South Africa – Silicon Alloys

Country and Major Subnational Political Jurisdiction: Republic of South Africa, Mpumalanga (ZA-MP)

For the Period: 1 January 2025 to 31 December 2025

Reporting Currency: U.S. Dollar

Resource and Method of Extraction: Quartzite; open-pit

Figures in USD
Country	Payee Name	Department, Agency, Etc. Within Payee That Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Payments For Infrastructure Improvements	CSR Payments	Total
South Africa	Government of South Africa	South Africa Receiver of Revenue Black Economic Empowerment Trust	67,121	203,378	—	—	—	—	—	12,086	282,585
	Total		67,121	203,378	—	—	—	—	—	12,086	282,585

Notes:

3 The following projects did not have payments in the reporting period so have been omitted from this Report:

Reporting Entity Name	Ferroglobe PLC	Ferroglobe PLC	Ferroglobe PLC	Ferroglobe PLC	Ferroglobe PLC
Subsidiary / Project Disclosed	Quebec Silicon Limited Partnership / Saint-Urbain	Thaba Chueu Mining (Pty.), Ltd. / Mahale, Roodepoort and Fort Klipdam	Ferroglobe U.S.A Metallurgical Inc. / AS&G Meadows Pit	Ferroglobe U.S.A Metallurgical Inc. / South Carolina Pit	Ferroglobe U.S.A Mining, LLC / Mosely Gap, Davis Creek, Log Cabin No. 5, Hubbs Hollow, Kimberly, Bennett’s Branch, Bain Branch No. 3 and Harpes Creek 4A
Relationship to Reporting Entity	Indirect subsidiary of Ferroglobe PLC (51%)	Indirect subsidiary of Ferroglobe PLC (74%)	Indirect wholly-owned subsidiary of Ferroglobe PLC	Indirect wholly-owned subsidiary of Ferroglobe PLC	Indirect wholly-owned subsidiary of Ferroglobe PLC
Business Segments	North America - Silicon Metal	South Africa – Silicon Metal and South Africa – Alloys	North America – Silicon Metal and North America – Silicon Alloys	North America – Silicon Metal and North America – Silicon Alloys	North America – Silicon Metal and North America – Silicon Alloys
Country and Major Subnational Political Jurisdiction	Canada, Québec (CA-QC)	Republic of South Africa, Limpopo (ZA-LP)	The United States of America, Alabama (US-AL)	The United States of America, South Carolina (US-SC)	The United States of America, Kentucky (US-KY)
Resource and Method of Extraction	Quartzite; open-pit	Quartz; open-pit	Quartzite; open-pit	Quartzite; open-pit

Coal; Mosely Gap (open-pit), Davis Creek (open-pit), Log Cabin No. 5 (underground), Hubbs Hollow

(open-pit), Kimberly (open-pit), Bennett’s Branch (underground), Bain Branch No. 3 (underground) and Harpes Creek 4A (underground)